SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2009

000-24478	38-3073622
(Commission File No.)	(IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
Michigan
(State of Incorporation)
1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
1)	On November 6, 2009, President Obama signed into law H.R. 3548: Worker, Home Ownership and Business Assistance Act of 2009. This legislation has extended the Net Operating Loss (NOL) carryback period for federal income tax from two years to five years for either 2008 or 2009 NOLs. In year five, the NOL carryback would be limited to 50 percent of a company’s taxable income. There would be no limit on the NOL carryback in years one, two, three and four.

As a result of this legislation, Dearborn Bancorp, will record a $5.4 million reimbursement receivable of income taxes paid and a one time federal income tax benefit which will increase capital by $5.4 million during the fourth quarter of 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc. (Registrant)
/s/ Jeffrey L. Karafa
Jeffrey L. Karafa
Treasurer and Chief Financial Officer

Date: November 9, 2009